Safe Harbor Statement

During the course of this meeting, we may make projections or other forward-looking statements regarding future events or the future financial performance of the Company and the industry. We wish to caution you that such statements are predictions and that actual events or results may differ materially. We refer you to the documents the Company files from time to time with the Securities and Exchange Commission, specifically the Company's most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause the actual results for the Company to differ materially from those contained in our projections or forward-looking statements. These certain factors can be found at http://www.micron.com/certainfactors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of the presentation to conform these statements to actual results.

Sustained Positive Business Conditions in FQ2-17

- FQ2-17 non-GAAP results expected to be at or above high end of guidance
  - Revenue $4.65B +/- $50M, compared to guidance of $4.35B-$4.70B
  - Gross margin 37.5% +/- .5%, compared to guidance of 31-34%
  - EPS at $.86 +/- a few cents, compared to guidance of $.58-$.68
  - Driven by mix, cost improvements and pricing
- Overall demand continues to be healthy
- Positive operational and market momentum extending into FQ3-17